EXHIBIT 99.1

    Cognex Corporation Announces Delay in Second Quarter Earnings
                   Release Date and Conference Call

    NATICK, Mass.--(BUSINESS WIRE)--July 25, 2007--Cognex Corporation (NASDAQ: CGNX) announced today that its earnings release for the second quarter of 2007 has been delayed due to a voluntary internal review of irregularities that it discovered in certain transactions originating at its Japanese subsidiary.

    Immediately upon this discovery, the company reported this matter to Cognex's Audit Committee, which then instructed the company to hold an internal review and to report its findings to them. The Audit Committee also appointed outside counsel (who then engaged forensic accounting professionals), and it directed them to conduct a full, thorough and independent investigation of the problem and to report its findings to the Audit Committee.

    The independent counsel has not yet completed its investigation, but to the company's knowledge, it has not uncovered any financial irregularities other than those discovered by the company's internal review, which are listed below:

    -- In the fourth quarter of 2006, there were improper orders which generated approximately $757,000 in revenue, $644,000 in operating income, and $483,000 in net income (or $0.01 per diluted share).

    -- In the first quarter of 2007, there were improper orders which generated approximately $303,000 in revenue, $262,000 in operating income, and $194,000 in net income (with no change in net income per diluted share).

    In addition, and as a result of its internal review, Cognex has reversed the $400,000 order for DataMan(TM) handheld ID readers that the company announced on June 14, 2007.

    The company, its Audit Committee, its current auditors and the independent counsel are all working diligently to resolve this matter. Cognex does not intend to issue any other public statements regarding this matter until the independent counsel completes its investigation.

    About Cognex Corporation

    Cognex Corporation designs, develops, manufactures, and markets machine vision sensors and systems, or devices that can "see." Cognex vision sensors are used in factories around the world to automate the manufacture of a wide range of items and to assure their quality. Cognex is the world's leader in the machine vision industry, having shipped more than 350,000 machine vision systems, representing over $2 billion in cumulative revenue, since the company's founding in 1981. In addition to its corporate headquarters in Natick, Massachusetts, Cognex also has regional offices and distributors located throughout North America, Japan, Europe, Asia, and Latin America. Visit Cognex on-line at http://www.cognex.com/.

    Forward-Looking Statements

    Certain statements made in this press release, which do not relate solely to historical matters, are forward-looking statements. You can identify these forward-looking statements by use of the words "expects," "anticipates," "estimates," "believes," "projects," "intends," "plans," "will," "may," "should," "shall" and similar words. These forward-looking statements, which include statements regarding business trends, revenue growth and the company's financial outlook, involve known and unknown risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include: (1) global economic conditions that impact the capital spending trends of manufacturers in a variety of industries; (2) the cyclicality of the semiconductor and electronics industries; (3) the reliance upon certain sole-source suppliers to manufacture and deliver critical components for the company's products; (4) the inability to design and manufacture high-quality products; (5) the technological obsolescence of current products and the inability to develop new products; (6) the inability to protect the company's proprietary technology and intellectual property; (7) the challenges in integrating acquisitions and achieving anticipated benefits; (8) the failure to effectively manage product transitions or accurately forecast customer demand; (9) the inability to attract and retain skilled employees; and (10) the other risks detailed in the company's reports filed with the SEC, including the company's Form 10-K for the fiscal year ended December 31, 2006. You should not place undue reliance upon any such forward-looking statements, which speak only as of the date made. The company disclaims any obligation to update forward-looking statements after the date of such statements.

    CONTACT: Cognex Corporation
             Susan Conway, 508-650-3353
             Director of Investor Relations
             susan.conway@cognex.com